Exhibit 10.4

AMENDMENT TO THE

AMENDED AND RESTATED STOCK OPTION PLAN

FOR NON-EMPLOYEE DIRECTORS

OF

SOUTHWEST WATER COMPANY

This Amendment (“Amendment”) to the Amended and Restated Stock Option Plan for Non-Employee Directors of Southwest Water Company (the “Plan”) is adopted by Southwest Water Company, a Delaware corporation (the “Company”), effective as of May 13, 2004.

RECITALS

WHEREAS, the Board of Directors (the “Board”) originally adopted the Stock Option Plan for Non-Employee Directors on March 27, 1996 and the Plan, as amended, was approved by the stockholders on May 23, 2000;

WHEREAS, Section 7.2 of the Plan provides that the Plan may be amended from time to time by the Board, subject in certain circumstances to stockholder approval of such amendment; and

WHEREAS, the Board believes it is in the best interests of the stockholders to: (i) increase the number of shares issuable under the Plan by an additional 250,000 shares, (ii) increase the number of options to purchase shares automatically granted to Non-Employee Directors upon initial election or appointment and annually (subject to continued service on the Board) to 10,000 shares, subject to adjustment in the event of future stock splits, stock dividends or stock combinations, and (iii) extend the Plan’s termination date to May 13, 2014.

NOW, THEREFORE, the following amendments to the Plan are adopted by the Company.

AMENDMENTS

Effective as of May 13, 2004, Section 2.1 of the Plan is hereby amended and replaced in its entirety as follows:

Section 2.1                                      “Shares Subject to Restated Director Option Plan.

Subject to Section 4.6 (relating to adjustments in shares upon a Recapitalization, as defined therein), the shares of stock subject to Options shall be shares of Common Stock.  The aggregate number of shares of Common Stock which may be issued upon exercise of Options shall not exceed Six Hundred Eighty Seven Thousand Five Hundred Fifty Five (687,555).  The foregoing gives effect to stock splits and stock dividends through February 12, 2004.

Effective as of May 13, 2004, the Section 3.2 of the Plan is hereby amended and replaced in its entirety as follows:

“Subject to Section 3.3 below, effective as of the 2004 Annual Meeting of Stockholders, each person who is a Non-Employee Director immediately as of and following the 2004 Annual Meeting of Stockholders shall be granted automatically on the date of the 2004 Annual Meeting of Stockholders an additional option to purchase 10,000 of Common Stock.  Each person who first becomes a Non-Employee Director after the 2004 Annual Meeting of Stockholders by election or appointment to the Board shall be granted automatically on the date of such person’s election or appointment to the Board, an initial Option to purchase 10,000 shares of Common Stock. Each Non-Employee Director shall thereafter be automatically granted on the date of each subsequent Company Annual Meeting of Stockholders as of and following which such person continues as a Non-Employee Director, an additional option to purchase 10,000 shares of Common Stock.  The 10,000 share option grants provided by this paragraph are subject to anti-dilution adjustments in connection with any stock split, stock dividend, or stock combination as governed by Section 4.6 hereof.”

Effective as of May 13, 2004, Section 4.6 of the Plan is hereby amended and replaced in its entirety as follows:

“Section 4.6 – Adjustments in Outstanding Securities

In the event that the outstanding shares of the Common Stock subject to Options are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger (including reincorporation by means of merger), consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares (a “Recapitalization”), the Board shall make an appropriate and equitable adjustment in (i) the number and kind of shares as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee’s proportionate interest shall be maintained as before the occurrence of such event; (ii) the limitations Section 2.1 above on the maximum number and kind of shares which may be issued under this Plan; and (iii) the number of options specified in Section 3.2 automatically granted to Directors.  Any adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in option price per share.  Any such adjustment made by the Board shall be final and binding upon all Optionees, the Company and all other interested persons.”

Effective as of May 13, 2004, the last sentence of Section 7.2 of the Plan is hereby amended and replaced in its entirety as follows:

“No Option may be granted during any period of suspension nor after termination of the Restated Director Option Plan, and in no event may any Option be granted under this Restated Director Option Plan after May 13, 2014.”

*  *  *  *  *

The undersigned, Shelley A. Farnham, Secretary of the Company, hereby certifies that amendments described above were adopted by the Board on February 12, 2004, and that the amendment increasing the number of shares authorized under the Plan was approved by the Company’s stockholders on May 13, 2004.

Executed at Los Angeles, California this 13th day of May, 2004.

Southwest Water Company,
a Delaware corporation

By:
Shelley A. Farnham
Secretary